Exhibit 99.1

KUSTOM ENTERTAINMENT, INC. ANNOUNCES THIRD QUARTER OPERATING RESULTS

REVENUE UP 57%, NET INCOME REACHES $2.3 MILLION AND STOCKHOLDERS’ EQUITY MORE THAN TRIPLED SINCE YEAR END 2025 AS THE COMPANY CONTINUES ITS TRANSFORMATION INTO A PURE-PLAY LIVE ENTERTAINMENT AND TICKETING COMPANY

Olathe, KS, Nov. 10, 2026 - Kustom Entertainment, Inc. (NASDAQ: KUST) (the “Company”), a live event production and ticketing technology company, today announced that it has filed its Quarterly Report on Form 10-Q for the three and nine months ended September 30, 2026 with the SEC.

The third quarter marked the Company’s first as a pure-play live entertainment and ticketing enterprise, following the completed sale of its legacy video solutions business to Cycurion, Inc. on August 3, 2026. Results reflect strong top-line revenue growth, positive net income for the quarter and a substantially strengthened balance sheet compared with December 31, 2025.

Third Quarter Financial & Highlights:

● Revenue Growth: Total third quarter revenue from continuing operations increased 57% to $2.7 million, compared with $1.7 million in the third quarter of 2025.

◌	Service Revenue: Grew 65% to $2.1 million, driven principally by transaction volume on the TicketSmarter marketplace.

◌	Product Revenue: grew 32% to $575,067 on higher ticket inventory sales.

● Gross Profit: increased 10% to $208,949, compared with $189,673 in the prior-year period, on higher overall transaction volume.

● Net Income: Net income attributable to common stockholders reached $2,346,315, or $4.51 per basic and diluted share, compared with a net loss of $1,021,867, or $(88.73) per share, in the third quarter of 2025.

● Discontinued Operations: Income from discontinued operations was $5,017,203 reflecting the net gain on the divestiture of the legacy video solutions business.

● Continuing Operations: Loss from continuing operations was $2,670,888, or $(5.13) per share, compared with $(994,761), or $(86.38) per share, in the prior-year period. Approximately $625,000 of the increase was non-cash expense for common stock issued for consulting, acquisition-related costs and collaborative arrangements; The balance reflects the Company’s deliberate investment in customer acquisition and marketing to drive TicketSmarter platform growth, which produced the 65% increase in service revenue noted above.

● Balance Sheet Strength:

◌	Total stockholders’ equity more than tripled to $7,852,961 as of September 30, 2026, compared with $2,369,956 as of December 31, 2025.

◌	Total liabilities declined by $9.3 million to $7.7 million (down from $17.0 million at year-end 2025).

◌	Cash and cash equivalents increased to $1,715,820 as of September 30, 2026, compared with $757,369 as of December 31, 2025, and working capital, (excluding current assets and liabilities of discontinued operations) improved by $3.2 million.

◌	The Company holds a $4.25 million, 7% secured promissory note and $600,000 in 12% Cumulative Series H preferred stock of Cycurion received as part of the video solutions sale transaction.

“The third quarter was our first full quarter operating exclusively as a live entertainment and ticketing company, and the results show the strength of the business we have built,” stated Stanton E. Ross, Chief Executive Officer of Kustom Entertainment, Inc. “A 57% revenue expansion in continuing operations, driven by surging TicketSmarter transaction volume and our 30th anniversary Country Stampede festival. We deliberately invested ahead of that growth in customer acquisition and marketing, and we expect those investments to translate into expanding margins as the platform scales.”

“With the sale of the video solutions business to Cycurion completed in August, following the sale of Nobility Healthcare at the start of the year, we have eliminated the overhead and working capital demands of our legacy operations,” Mr. Ross continued. “We emerged with a far stronger and cleaner balance sheet: Total liabilities are down over $9 million since year end, stockholders’ equity has more than tripled to $7.9 million, and the Cycurion note and preferred stock give us yield-bearing assets in place of legacy overhead,” Mr. Ross continued.

“Looking ahead, we are excited about the opportunity in front of us. On October 5, 2026, our stockholders approved the proposed acquisition of TFL, LLC, and on November 6, we amended the purchase agreement to extend the outside date to December 18, 2026 as we work to complete the financing. Acquiring TFL will bring a ticketing technology and inventory distribution business of substantial scale into Kustom. Concurrently, the 2027 Country Stampede Music Festival will move to Gilley’s Park City near Wichita, Kansas with nearly double our venue capacity, and we continue to build our schedule of live event days for 2027. I want to thank our employees, partners, directors and stockholders for their support through this transformation, and I look forward to reporting on our continued progress,” concluded Ross.

About Kustom Entertainment, Inc.:

Kustom Entertainment, Inc. (Nasdaq: KUST) specializes in large-scale live music festival production, event management, and ticketing technology solutions designed to maximize high-margin monetization across the entire live event lifecycle. For more information, visit www.kustoment.com.

Cautionary Statement Regarding Forward-Looking Statements:

Statements made in this press release that are not descriptions of historical facts are forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995 and are based on management’s current expectations and assumptions and are subject to risks and uncertainties, including the ability of the parties to finalize closing requirements and satisfy all conditions to closing by the extended outside date of December 18, 2026. Such statements include, but are not limited to, statements regarding the anticipated closing of the transaction contemplated by the Unit Purchase Agreement; the Company’s growth strategy; the integration of the acquired business; the Company’s plans to host events at the Gilley’s facility and the 2027 Country Stampede Kansas; and other statements that are not historical facts. Words such as “continue,” “will,” “may,” “could,” “should,” “expect,” “expected,” “plans,” “intend,” “anticipate,” “believe,” “estimate,” “predict,” “potential,” and similar expressions are intended to identify forward-looking statements. If such risks or uncertainties materialize or such assumptions prove incorrect, our business, operating results, financial condition, and stock price could be materially negatively affected. You should not place undue reliance on such forward-looking statements, which are based on the information currently available to us and speak only as of today’s date. All statements other than statements of historical fact are forward-looking statements. The Company assumes no duty to update forward-looking statements, except as required by law. Examples of such risks and uncertainties include, but are not limited to, risks related to the closing conditions of the Unit Purchase Agreement and obtaining required consents; the success of integrating new business; changes in consumer demand for live entertainment and the ability to host live events; or, the future performance of the Company’s common stock. Actual future results, performance or achievements may differ materially from historical results or those anticipated depending on a variety of factors, some of which are beyond the control of the Company, including, but not limited to, the risks described from time to time in the Company’s periodic filings with the U.S. Securities and Exchange Commission, including, without limitation, the risks described in the Company’s 2025 Annual Report on Form 10-K under the captions “Risk Factors” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations” (as applicable). These factors should be considered carefully, and readers are cautioned not to place undue reliance on such forward-looking statements. All information is current as of the date this press release is issued, and the Company undertakes no duty to update this information.

Media & Investor Contact:

Stanton E. Ross, CEO

Kustom Entertainment, Inc.

Phone: (913) 456-KUST (5878)

Email: info@kustoment.com

Website: www.kustoment.com